Exhibit 32.1
Certifications of Chief Executive Officer and Chief Financial Officer
Pursuant to 18 U.S.C. Section 1350, As Adopted Pursuant to Section 906
of the Sarbanes-Oxley Act of 2002
     I, Eric B. Stang, certify that, to the best of my knowledge based upon a review of the quarterly report on Form 10-Q for the quarter ended July 1, 2005 (the “Form 10-Q”), the Form 10-Q fully complies with the requirements of Section 13(a) of the Exchange Act and that information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Lexar Media, Inc. for the periods covered by the Form 10-Q.
Dated: August 9, 2005

By:	/s/ Eric B. Stang
Eric B. Stang
President and Chief Executive Officer, Lexar Media, Inc.

     I, Brian T. McGee, certify that, to the best of my knowledge based upon a review of the quarterly report on Form 10-Q for the quarter ended July 1, 2005 (the “Form 10-Q”), the Form 10-Q fully complies with the requirements of Section 13(a) of the Exchange Act and that information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Lexar Media, Inc. for the periods covered by the Form 10-Q.
Dated: August 9, 2005

By:	/s/ Brian T. Mcgee
Brian T. McGee
Vice President, Finance and Chief Financial Officer, Lexar Media, Inc.